Exhibit 99.3

Direction Commerciale
Dennis MATHESON Chief Technical Officer TerreStar' Networks Inc. 12010 Sunset Hills Road Reston, VA 20190 United States of America

Evry-Courcouronnes, February 6th, 2008. Ref. : DC/SC/MCA/CAL L08-040

Subject : TERRESTAR LAUNCH PERIOD SELECTION. Ref.1 : TerreStar Letter dated January 18th, 2008

Dear Mr. MATHESON,

Arianespace is in receipt of Reference 1 above and confirms the new Launch Period request of December 1st, 2008 to February 28th, 2009 is acceptable for TerreStar1.

Please keep us informed of the spacecraft Integration and Test activities and schedule.
We look forward to continuing our cooperation on this important mission.

Please let me know if there are any questions.

Sincerely,

/s/ Michael H. CALLARI Michael H. CALLARI TerreStar Program Director

Copies: TerreStar : T. Pinney Arianespace : P. Berterottière, P. Loire, J. Rives - AE Inc.

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